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                                                                    Exhibit 10.2


                                    FORM OF
                                ESCROW AGREEMENT

                                  BY AND AMONG


                                    ALCATEL,

                                ROBERT CONEYBEER

                                       AND

                                 [ESCROW AGENT]




                           Dated as of _________, 2002






                                 ACCOUNT NUMBER:


        SHORT TITLE OF ACCOUNT: Astral Point Communications, Inc. Escrow


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     ESCROW AGREEMENT made as of this ___ day of _____, 2002 (this "Agreement")
by and among Alcatel, a French corporation ("Alcatel"), Robert Coneybeer (the "Stockholders' Representative") and [____________________] (the "Escrow Agent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

     WHEREAS, Alcatel, Astral Point Communications, Inc., a Delaware corporation (the "Company"), and Apples Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Alcatel ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 18, 2002, pursuant to which, among other things, at the Effective Time Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation following the Merger;

     WHEREAS, concurrently with the execution and delivery of the Merger Agreement, Alcatel, the Company and each of the Principal Stockholders entered into Stockholder Agreements, dated as of January 18, 2002 (each, a "Stockholder Agreement");

     WHEREAS, pursuant to the Merger Agreement, the Company and _________ (the "Trustee") entered into a Trust Agreement, dated as of ___________ 2002 (the "Trust Agreement"); and

     WHEREAS, at the Effective Time the Trustee will direct Alcatel to deliver certain ADSs to the Escrow Agent pursuant to the terms hereof;

     NOW, THEREFORE, Alcatel, the Stockholders' Representative and the Escrow Agent hereby agree that, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute the Escrow Property (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions:

                                I. INSTRUCTIONS:

            1. ESCROW PROPERTY.

               (a) APPOINTMENT. Alcatel and the Stockholders' Representative hereby appoint and designate the Escrow Agent as the escrow agent hereunder, and the Escrow Agent hereby accepts such appointment and agrees to serve hereunder for the purposes and on the terms set forth herein.

               (b) DEPOSIT OF ESCROW PROPERTY. Contemporaneously with the execution and delivery of this Agreement, the Trustee will direct Alcatel to deliver to the Escrow Agent, on behalf of the Company Stockholders and in accordance with their respective Pro Rata Interests as set forth on EXHIBIT A hereto (the "Pro Rata Interests")
          (x) an American depositary receipt representing 900,000 ADSs (the "Initial Indemnification Escrow Property" and, collectively with the Additional Escrow Property (as hereinafter defined) relating thereto, the "Indemnification Escrow Property"), and (y) an American depositary receipt representing 100,000 ADSs (the "Initial Section 6.10 Escrow Property" and, collectively with the Additional Escrow Property relating thereto, the "Section 6.10

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          Escrow Property"; the Indemnification Escrow Property and the Section
          6.10 Escrow Property are hereinafter collectively referred to as the "Escrow Property").

               (c) ACCEPTANCE AND MAINTENANCE OF ESCROW PROPERTY. The Escrow Agent hereby accepts the Initial Indemnification Escrow Property and the Initial Section 6.10 Escrow Property (collectively, the "Initial Escrow Property"), agrees to accept any Additional Escrow Property and agrees to hold and release the Escrow Property in accordance with the terms and conditions of this Agreement. Each of Alcatel and the Stockholders' Representative hereby agrees that the Escrow Property will be held in escrow pending the delivery and release thereof pursuant and subject to this Agreement. The Escrow Property shall be maintained by the Escrow Agent with the same level of care with which the Escrow Agent maintains its own property. The Escrow Agent shall have no responsibility to keep the Escrow Property insured for loss, damage, theft or other hazard.

               (d) RECAPITALIZATION TRANSACTIONS. In the event of a stock dividend, stock split, reverse stock-split, reclassification or combination of shares or exchange of shares, recapitalization or merger, consolidation or other similar event affecting the ADSs (collectively, a "Recapitalization Transaction") the number and kind of ADSs referred to herein shall be appropriately adjusted and references in this Agreement to ADSs shall refer, as applicable, to the stock, securities, cash, property or other consideration received in exchange for or with respect to such ADSs pursuant to the terms of the Recapitalization Transaction, as applicable.

               (e) DIVIDENDS, VOTING AND RIGHTS OF OWNERSHIP. Any ADSs or other stock, securities, cash, property or other consideration of any kind issued, as a result of, or issued upon the conversion or exercise of any security issued as a result of, any dividend, Recapitalization Transaction or other events occurring with respect to the Escrow Property, while such Escrow Property is held in escrow under this Agreement (the "Additional Escrow Property") shall be deemed to have been received by the Company Stockholders and deposited into escrow by such Company Stockholders and shall be held in escrow in the same manner as the Escrow Property relating thereto, and be considered to be Escrow Property. Each Company Stockholder will have the right to vote such whole number of ADSs that constitute the Escrow Property deposited in the Escrow Account in accordance with such Company Stockholder's Adjusted Pro Rata Interest (as defined below) in the Escrow Property, so long as such Escrow Property is held in escrow, and the Escrow Agent shall take all reasonable steps necessary to allow the exercise of such right. "Adjusted Pro Rata Interest" shall mean, with respect to any Company Stockholder, an amount, determined jointly by Alcatel and the Stockholders' Representative, equal to such Company Stockholder's Pro Rata Interest in the Escrow Property reduced (but in no event to a number less than zero) by any amounts actually received by Alcatel hereunder solely as a result of such Company Stockholder's Title Breach (as defined in the Stockholder Agreements).

               (f) INVESTMENT OF ESCROW PROPERTY. The Escrow Agent shall have no obligation to pay interest on or to invest or reinvest any Escrow Property deposited or received hereunder, except that (i) any cash included in the Escrow Property shall be



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          deposited in U.S. Treasury Notes or Bills or certificates of deposit, interest bearing accounts or "money market" accounts of banks or trust companies organized in the United States having a minimum net worth of $1 billion, in each case with maturity dates not later than 30 days after the date of investment, and (ii) the Escrow Agent shall pay to the party or parties entitled to delivery of the Escrow Property the amount of interest actually earned, if any, on any cash included in Escrow Property in accordance with the terms of this Agreement.

            2. DISTRIBUTION OF ESCROW PROPERTY. The Escrow Agent is directed to hold and distribute the Escrow Property in the following manner:

               (a) DISTRIBUTION TO THE STOCKHOLDERS.

                    (i) As soon as practicable as Alcatel is reasonably satisfied that all expenses of the Company with respect to the Merger that are the obligation of the Company Stockholders, as described in
          Section 6.10 of the Merger Agreement (the "Section 6.10 Expenses") have been presented to the Company and for which Alcatel has received reimbursement thereon pursuant and subject to Section I.3(b) hereof, but in no event later than [______________, 2002] [the expiration of the 90 day period commencing at the Effective Time], the Escrow Agent shall deliver to the transfer agent for the ADSs an American depositary receipt for such number of ADSs as shall constitute the entire amount of ADSs as shall be included in the Section 6.10 Escrow Property at such time, in order to deliver to the Company Stockholders, in accordance with their respective Adjusted Pro Rata Interests, all of the Section 6.10 Escrow Property, LESS: any Section
          6.10 Escrow Property delivered to Alcatel in accordance with Section I.3(b) hereof in satisfaction of claims made by Alcatel for amounts to satisfy the Section 6.10 Expenses (a "Section 6.10 Claim").

                    (ii) Upon the termination of the Survival Period (the "Indemnification Escrow Release Date"), prior written notice of which date will be provided by Alcatel and the Stockholders' Representative to the Escrow Agent, the Escrow Agent shall deliver to the transfer agent for the ADSs an American depositary receipt for such number of ADSs as shall constitute the entire amount of ADSs as shall be included in the Indemnification Escrow Property at such time in order to deliver to the Company Stockholders, in accordance with their respective Adjusted Pro Rata Interests, all of the Indemnification Escrow Property, LESS:

                    (1) any Indemnification Escrow Property delivered to (x) Alcatel in accordance with Section I.3(a) hereof in satisfaction of claims against the Indemnification Escrow Property by Alcatel Indemnitees for Losses pursuant and subject to Article VIII of the Merger Agreement or Section 6 of any of the Stockholder Agreements (an "Alcatel Indemnification Claim), or (y) the Stockholders' Representative in accordance with Section I.3(c)


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                    hereof in satisfaction of SR Indemnification Claims (as
                    hereinafter defined) against the Indemnification Escrow Property, and

                    (2) any Indemnification Escrow Property that may be subject to delivery to Alcatel in accordance with Section I.2(c) hereof with respect to any pending but unresolved Alcatel Indemnification Claim for which an Alcatel Notice of Claim (as hereinafter defined) shall have been delivered pursuant to Section I.2(d) hereof.

                (b) The Stockholders' Representative shall have the right to satisfy claims and third-party expenses incurred by the Stockholders' Representative relating in any way to the Stockholders' Representative capacity as such (including, without limitation, any amounts payable by the Stockholders' Representative in connection with Sections II.4(d), II.9, II.10(b) and II.22 hereof, and excluding any claims and expenses incurred by the Escrow Agent or the Stockholders' Representative arising from or relating to the gross negligence or the willful misconduct of the Stockholders' Representative) (each, an "SR Indemnification Claim" and, collectively with an Alcatel Indemnification Claim, an "Indemnification Claim"; the Indemnification Claims and the Section 6.10 Claims are hereinafter referred to as "Claims"), from the Indemnification Escrow Property up to an aggregate maximum amount of $250,000. Notwithstanding anything to the contrary contained in this Agreement or in any other document, the Stockholders' Representative expressly acknowledges and agrees that the number of ADSs that the Stockholders' Representative may be entitled to receive under this Agreement shall not, under any circumstances, exceed such number of ADSs as shall have an aggregate value of $250,000, as reasonably determined by the Stockholders' Representative, in accordance with the methodology set forth in Section I.3(d) hereof.

                (c) Any Indemnification Escrow Property held by the Escrow Agent with respect to an unresolved Alcatel Indemnification Claim as a result of clause I.2(a)(ii)(2) above, will be delivered to the Company Stockholders (in accordance with their respective Adjusted Pro Rata Interests) or to Alcatel, as set forth in the applicable Release Document (as hereinafter defined), no later than ten (10) business days after the Escrow Agent shall have received such Release Document, in accordance with Section I.3(a) hereof.

                (d) Each notice of an Alcatel Indemnification Claim or a Section
        6.10 Claim will be in the form of an executed certificate delivered by Alcatel to the Escrow Agent and the Stockholders' Representative, and will contain (in the case of an Alcatel Indemnification Claim) a good faith estimate of the reasonably foreseeable maximum amount of Losses (whether actual or reasonably estimated) or (in the case of a Section
        6.10 Claim) the applicable Section 6.10 Expenses relating thereto, the number of ADSs that an Alcatel Indemnitee would be entitled to receive in connection therewith, as reasonably determined by Alcatel in accordance with the methodology set forth in Section I.3(d) hereof, and a brief description, in reasonable detail, (i) in the case of an Alcatel Indemnification Claim, of the facts, circumstances or events giving rise to the alleged Losses incurred or that may be incurred by the Alcatel Indemnitees and copies of


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        formal demands or complaints, if any, or (ii) in the case of a Section
        6.10 Claim, of the Section 6.10 Expenses (each of the notices described in clauses (i) and (ii) are hereinafter referred to as an "Alcatel Notice of Claim"). Such Alcatel Notice of Claim shall be given, in the case of a notice relating to an Alcatel Indemnification Claim, simultaneously with the notice described in Section 8.03(b) of the Merger Agreement or Section 6(c)(ii) of the Stockholder Agreements, as applicable.

                (e) Each notice of an SR Indemnification Claim (a "SR Notice of Claim" and, collectively with an Alcatel Notice of Claim, a "Notice of Claim") will be in the form of an executed certificate delivered by the Stockholders' Representative to the Escrow Agent and Alcatel, and will contain the amount of such SR Indemnification Claim, the number of ADSs that the Stockholders' Representative is entitled to receive in connection therewith, as reasonably determined by the Stockholders' Representative in accordance with the methodology set forth in Section I.3(d) hereof, and a brief description, in reasonable detail, of such SR Indemnification Claim.

            3. TRANSFER OF ESCROW PROPERTY FOLLOWING NOTICE OF CLAIM. Any Notice of Claim received pursuant to Section I.2 above shall be resolved as follows:

                (a) Upon receipt of an Alcatel Notice of a Claim (on or prior to the expiration of the Survival Period), relating to an Alcatel Indemnification Claim, the Escrow Agent will set aside and continue to hold in escrow (notwithstanding the expiration of the Indemnification Escrow Release Date), such number of ADSs (or such other property as shall be included in the Indemnification Escrow Property at such time) as set forth in the Alcatel Notice of Claim until the Escrow Agent receives (i) a written notice jointly delivered by Alcatel and the Stockholders' Representative, (ii) a written notice signed by Alcatel requesting funds to conduct the defense and/or management of a Third Party Claim pursuant and subject to Section 8.03(b)(iii) of the Merger Agreement or Section 6(c)(ii)(3) of the Stockholder Agreements, or
        (iii) a settlement agreement, a binding arbitration award or a non-appealable order or final appellate decision of a court of competent jurisdiction setting forth a resolution of the Alcatel Indemnification Claim (each of the items in clauses (i), (ii) or (iii) shall be referred to as a "Release Document"), in each case, setting forth the number of ADSs that Alcatel shall be entitled to receive in connection with such Alcatel Indemnification Claim. To the extent that the Release Document states that Alcatel shall be entitled to receive a number of ADSs which is less than the number of ADSs which the Escrow Agent had set aside pursuant to an Alcatel Notice of Claim, such excess ADSs shall (x) remain with the Escrow Agent and continue to constitute Escrow Property if such Alcatel Indemnification Claim is paid on or prior to the expiration of the Survival Period, and (y) be delivered by the Escrow Agent to the transfer agent for the ADSs in order to deliver to the Company Stockholders in accordance with their Adjusted Pro Rata Interests, if such Alcatel Indemnification Claim is paid following the expiration of the Survival Period.

                    (i) In the event that Alcatel shall be entitled to receive any Indemnification Escrow Property hereunder, the Escrow Agent shall deliver to the transfer agent for the ADSs an American depositary receipt for such number of ADSs as shall constitute the entire amount of ADSs as shall be included in the


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          Indemnification Escrow Property at such time (the "Indemnification ADS
          Amount"), together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by such transfer agent, and the Escrow Agent shall cause such transfer agent to deliver to (x) Alcatel, a certificate representing the number of ADSs to which Alcatel is entitled to receive in connection with the applicable Alcatel Indemnification Claim, as set forth in the applicable Release Document ("Reimbursed ADS Amount"), and (y) the Escrow Agent, a certificate representing such number of ADSs as is equal to (1) the Indemnification ADS Amount, minus (2) the Reimbursed ADS Amount, provided, however, that in the event that the Alcatel Indemnification Claim is based on a Title Breach, the Loss recoverable from the Indemnification Escrow Property with respect to such Alcatel Indemnification Claim shall in no event exceed the breaching Company Stockholder's Pro Rata Interest of the Indemnification Escrow
          Property.

                (b) In the event that the Escrow Agent shall receive from Alcatel an Alcatel Notice of Claim with respect to any Section 6.10 Claim, the Escrow Agent shall promptly deliver to the transfer agent for the ADSs an American depositary receipt for such number of ADSs as shall constitute the entire amount of ADSs as shall be included in the Section
        6.10 Escrow Property at such time (the "Section 6.10 ADS Amount"), together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by such transfer agent, and the Escrow Agent shall cause such transfer agent to deliver to (x) Alcatel, a certificate representing the number of ADSs to which Alcatel is entitled to receive in connection with the applicable Section 6.10 Claim, calculated by Alcatel in the applicable Alcatel Notice of Claim in accordance with Section I.3(d) hereof (the "Reimbursed Section 6.10 ADS Amount"), and (y) the Escrow Agent, a certificate representing such number of ADSs as is equal to (1) the Section 6.10 ADS Amount, minus (2) the Reimbursed Section 6.10 ADS Amount.

                (c) In the event that the Escrow Agent shall receive (prior to the expiration of the Survival Period) from the Stockholders' Representative an SR Notice of Claim, the Escrow Agent shall promptly deliver to the transfer agent for the ADSs an American depositary receipt for the Indemnification ADS Amount, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by such transfer agent, and the Escrow Agent shall cause such transfer agent to deliver to (x) the Stockholders' Representative, a certificate representing the number of ADSs to which the Stockholders' Representative is entitled to receive in connection with the applicable SR Indemnification Claim, calculated by the Stockholders' Representative in the SR Notice of Claim in accordance with Section I.3(d) hereof (the "Reimbursed SR Indemnification ADS Amount"), and (y) the Escrow Agent, a certificate representing such number of ADSs as is equal to (1) the Indemnification ADS Amount, minus (2) the Reimbursed SR Indemnification ADS Amount.

                (d) Any amount owed to Alcatel or to the Stockholders' Representative hereunder, as determined pursuant to this Section 3, will be promptly payable to Alcatel or to the Stockholders' Representative, as the case may be, by distributions of whole numbers of ADSs (or, if the Escrow Property shall include cash or other property, in cash


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        or in such other property) on behalf of the Company Stockholders, as set forth in this Section I.3(d). The number and value of ADSs to be set aside and payable with respect to any Claim shall equal the value of such Claim divided by the average of the closing prices for ADSs on the NYSE, or any subsequent principal exchange or quotation system on which ADSs are traded or quoted (i) in the case of any Section 6.10 Claim or an SR Indemnification Claim, for the twenty (20) trading days ending on and including the third trading day prior to the date on which the applicable Notice of Claim is delivered to the Escrow Agent or, (ii) in the case of an Alcatel Indemnification Claim, for the twenty (20) trading days ending on and including the third trading day prior to the date of the Release Document related thereto. In the event that the Escrow Property shall (x) include any publicly-traded securities other than ADSs, the value of such securities shall be determined based on the average of the closing prices for such securities on the principal exchange or quotation system on which such securities are traded or quoted, in accordance with the methodology set forth in the immediately preceding sentence, and (y) include any property other than publicly traded securities, ADSs or cash, the value of such property shall be computed at the fair market value thereof, as reasonably determined in good faith by Alcatel (in the case of a Section 6.10 Claim) or by the Stockholder Representative (in the case of an SR Indemnification Claim) as of the third business day prior to the date on which the applicable Notice of Claim is delivered to the Escrow Agent or, in the case of an Alcatel Indemnification Claim, for the twenty (20) trading days ending on and including the third trading day prior to the date of the Release Document related thereto.

            4. ADDRESSES. Notices, instructions and other communications shall be in writing and shall be deemed to have been duly given or made as of the date received if delivered personally, sent by nationally recognized overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address, which shall be effective upon receipt), or sent by electronic transmission, with confirmation received, to the Escrow Agent, ___________________________,
Attention: Mr. ___________, facsimile number ( ___ ) ___-____, and to Alcatel and Stockholders' Representative as follows:


Stockholders' Representative:               Alcatel:

Robert Coneybeer                            Alcatel
                                            54, rue la Boetie
                                            75008 Paris, France
                                            Fax No.:  011-331-4076-1435
                                            Attention:  General Counsel

                                            With a copy to:

                                            Proskauer Rose LLP
                                            1585 Broadway
                                            New York, New York 10036
                                            Fax No.:  (212) 969-2900


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                                            Attention:  Stanley Komaroff, Esq.

            5. COMPENSATION.

                (a) Alcatel shall pay to the Escrow Agent a fee of $_________, upon execution of this Agreement and thereafter on each anniversary date of this Agreement. The annual fee shall not be pro-rated for any portion of a year.

                (b) Subject to the provisions of Sections II.4(d), II.9, II.10(b) and II.22 hereof, Alcatel shall be responsible for and shall reimburse the Escrow Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in connection with this Agreement.

            6. TAXES. For purposes of federal and other Taxes based on income, the Company Stockholders shall be treated as the owners of the Escrow Property in accordance with their Adjusted Pro Rata Interests and they shall report all income, if any, that is earned on, or derived from, the Escrow Property as their income (in accordance with their Adjusted Pro Rata Interests) in the taxable year or years in which such income is properly includable and pay any Taxes attributable thereto.

                            II. TERMS AND CONDITIONS:

            1. The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among Alcatel or the Stockholders' Representative or to which Alcatel or the Stockholders' Representative is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from Alcatel, the Stockholders' Representative or any entity acting on their behalf. The Escrow Agent shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

            2. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever.

            3. If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of Escrow Property), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.


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            4. (a) The Escrow Agent shall not be liable for any action reasonably taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Escrow Agent be liable for (i) acting in accordance with or relying upon any written instruction, notice, demand, certificate or document from Alcatel, the Stockholders' Representative or any entity acting on their behalf, (ii) any consequential, punitive or special damages, (iii) the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) an amount in excess of the value of the Escrow Property, valued as of the date of deposit; provided, with respect to clauses (i), (ii) and (iii) of the Section II.4(a), that the Escrow Agent complies with such instructions and the terms of this Agreement.

                (b) If any fees, expenses or costs incurred by, or any obligations owed to, the Escrow Agent hereunder are not promptly paid when due, the Escrow Agent may reimburse itself therefor from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.

                (c) As security for the due and punctual performance of any and all of Alcatel's and the Stockholders' Representative's obligations to the Escrow Agent hereunder, now or hereafter arising, Alcatel and the Stockholders' Representative, individually and collectively, hereby pledge, assign and grant to the Escrow Agent a continuing security interest in, and a lien on, the Escrow Property and all distributions thereon or additions thereto (whether such additions are the result of deposits by Alcatel or the Stockholders' Representative or the investment of Escrow Property). The security interest of the Escrow Agent shall at all times be valid, perfected and enforceable by the Escrow Agent against Alcatel, or the Stockholders' Representative and all third parties in accordance with the terms of this Agreement.

                (d) The Escrow Agent may consult with legal counsel at the expense of Alcatel and the Stockholders' Representative (shared on an equal basis as between Alcatel and the Stockholders' Representative) as to any reasonable matter relating to this Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

                (e) The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

                (f) Nothing in this Section II.4 shall affect Alcatel's obligation to pay the fees and expenses of the Escrow Agent as set forth in Section I.5 (subject to the limitations contained in Section I.5(b).

            5. Unless otherwise specifically set forth herein, the Escrow Agent shall proceed as soon as practicable to collect any checks or other collection items at any time deposited


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hereunder. All such collections shall be subject to the Escrow Agent's usual collection practices or terms regarding items received by the Escrow Agent for deposit or collection. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder or to exercise any right or privilege which may be afforded to the holder of any such security.

            6. The Escrow Agent shall provide to Alcatel and the Stockholders' Representative monthly statements identifying transactions, transfers or holdings of Escrow Property and each such statement shall be deemed to be correct and final upon receipt thereof by Alcatel and the Stockholders' Representative unless the Escrow Agent is notified in writing to the contrary within thirty (30) business days of the date of such statement.

            7. The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.

            8. Notices, instructions or other communications shall be in writing and shall be given to the address set forth in Section I.4 the "Addresses" provision herein (or to such other address as may be substituted therefor by written notification to the Escrow Agent, Alcatel or the Stockholders' Representative). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent's Corporate Trust Department. The Escrow Agent is authorized to comply with and rely upon any notices, instructions or other communications believed by it to have been sent or given by Alcatel, the Stockholders' Representative or by a person or persons authorized by any of them. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a Saturday, Sunday, or banking holiday, such time shall be extended to the next day on which the Escrow Agent is open for business.

            9. Alcatel and the Stockholders' Representative, jointly and severally, shall be liable for and shall reimburse and indemnify the Escrow Agent and hold the Escrow Agent harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys' fees and expenses) (collectively, "Agent Losses") arising from or in connection with or related to this Agreement or being the Escrow Agent hereunder (including but not limited to Agent Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of gross negligence or willful misconduct on its part), provided, however, that nothing contained herein shall require the Escrow Agent to be indemnified for Agent Losses caused by its gross negligence or willful misconduct.

            10. (a) Alcatel and the Stockholders' Representative may remove Escrow Agent at any time by giving to the Escrow Agent thirty (30) calendar days' prior written notice thereof signed by Alcatel and the Stockholders' Representative. The Escrow Agent may resign at any time by giving to Alcatel and the Stockholders' Representative fifteen (15) calendar days' prior written notice thereof.

                (b) Within ten (10) calendar days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the

        Escrow Agent, Alcatel and the Stockholders' Representative shall jointly agree on and appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such 10-day period, the Escrow Agent shall apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. The costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed a joint and several obligation of, Alcatel and the Stockholders' Representative.

                (c) Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall either deliver the Escrow Property then held hereunder to the successor Escrow Agent, less the Escrow Agent's fees, costs and expenses or other obligations owed to the Escrow Agent, or hold such Escrow Property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

                (d) Upon delivery of the Escrow Property to a successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

            11. (a)In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its sole and reasonable discretion, refrain from taking any action other than to retain possession of the Escrow Property, unless the Escrow Agent receives written instructions, signed by Alcatel and the Stockholders' Representative, which eliminates such ambiguity or uncertainty.

                (b) In the event of any dispute between or conflicting claims by or among Alcatel, the Stockholders' Representative and/or any other person or entity with respect to any Escrow Property, the Escrow Agent shall be entitled, in its sole and reasonable discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Escrow Property so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to Alcatel or the Stockholders' Representative for failure or refusal to comply with such conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until, in its sole discretion, either
        (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Agent Losses which it may incur by reason of so acting. The Escrow Agent may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, Alcatel and the Stockholders' Representative.

            12. This Agreement shall be interpreted, construed, enforced and administered in accordance with the internal substantive laws of the State of New York. Alcatel and the Stockholders' Representative hereby submits to the personal jurisdiction of and each agrees that all proceedings relating hereto shall be brought in courts located within the City and State of New York. Alcatel and the Stockholders' Representative hereby waive the right to trial by jury and to assert counterclaims against the Escrow Agent in any such proceedings. To the extent that in any jurisdiction Alcatel or the Stockholders' Representative may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Alcatel and the Stockholders' Representative waive personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten (10) calendar days after the same is so mailed.

            13. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by all the parties hereto, and no waiver of any provision hereof shall be effective unless expressed in a writing signed by the party to be charged.

            14. The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

            15. Each of the Escrow Agent, Alcatel and the Stockholders' Representative hereby represents and warrants that (a) this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) its execution, delivery and performance of this Agreement does not and will not violate any applicable law or regulation.

            16. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

            17. This Agreement shall constitute the entire agreement of the parties with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

            18. This Agreement shall terminate upon the distribution of all Escrow Property from the Escrow Account. The provisions of these Terms and Conditions shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

            19. No printed or other material in any language, including prospectuses, notices, reports and promotional material which mentions "[Escrow Agent]" by name or the rights, powers or duties of the Escrow Agent under this Agreement shall be issued by any other parties hereto, or on such party's behalf, without the prior written consent of the Escrow Agent.

            20. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

            21. This Agreement may be executed by each of the parties hereto in any number of counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all such counterparts shall together constitute one and the same agreement.

            22. The Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and having only possession thereof. The Stockholders' Representative shall pay or reimburse the Escrow Agent upon request for any transfer taxes or other taxes relating to any SR Indemnification Claim and for any distribution of Escrow Property to the Company Shareholders incurred in connection herewith and Alcatel shall pay or reimburse the Escrow Agent upon request for any other transfer taxes or other taxes relating to the Escrow Property. Each of Alcatel and the Stockholders' Representative shall indemnify and hold harmless the Escrow Agent against any amounts such party is obligated to pay in the way of such taxes, as provided above. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Property and is not responsible for any other reporting. This Section
II.22 and Section II.9 shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

                  [Remainder of Page Intentionally Left Blank]

                      [SIGNATURE PAGE TO ESCROW AGREEMENT]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.



ALCATEL


By:_____________________________
     Name:
     Title:

ROBERT CONEYBEER, AS STOCKHOLDERS' REPRESENTATIVE


By:_____________________________
     Name:
      Title:

[                       ], AS ESCROW AGENT


By:_____________________________
     Name:
     Title:

                                                                       EXHIBIT A


NAME OF COMPANY STOCKHOLDER                                                           PRO RATA INTEREST
--------------------------                                                           -----------------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
[                      ]                                                                  [      ]
 ----------------------................................................................... ------
                                                          TOTAL                           1,000,000